Exhibit 99.1

BeiGene Announces Closing of Collaboration with Novartis to Develop and Commercialize Anti-PD-1 Antibody Tislelizumab in North America, Europe and Japan

CAMBRIDGE, Mass. and BEIJING, China, February 26, 2021 (BUSINESSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced the closing of the collaboration and license agreement with Novartis Pharma AG, previously announced on January 11, 2021, to develop, manufacture, and commercialize BeiGene’s anti-PD-1 antibody tislelizumab in the United States, Canada, Mexico, member countries of the European Union, United Kingdom, Norway, Switzerland, Iceland, Liechtenstein, Russia, and Japan. The companies have agreed to jointly develop tislelizumab in these licensed countries, with Novartis responsible for regulatory submissions after a transition period and for commercialization upon regulatory approvals. In addition, both companies may conduct clinical trials globally to explore combinations of tislelizumab with other cancer treatments, and BeiGene has an option to co-detail the product in North America, funded in part by Novartis.

“Since the initial announcement of the collaboration with Novartis, our two companies have been preparing to execute on our opportunity to bring tislelizumab to more people around the world, whether through commercialization by Novartis in the licensed territory, by BeiGene in the rest of the world, or through combination clinical trials which we can each explore with our own pipelines or third-party agents,” said John V. Oyler, Co-Founder, Chairman and CEO of BeiGene. “In the short time since the collaboration was announced, we have achieved additional milestones for tislelizumab, with positive topline results for our global Phase 3 trial in patients with previously treated advanced unresectable or metastatic esophageal squamous cell carcinoma, and approval in China in combination with chemotherapy in first-line advanced squamous non-small cell lung cancer. We are excited to collaborate with Novartis to achieve the global opportunity of this potentially differentiated anti-PD-1 antibody.”

Under the collaboration and license agreement, BeiGene will receive an upfront cash payment of $650 million and is eligible to receive up to $1.3 billion upon the achievement of regulatory milestones, $250 million upon the achievement of sales milestones, and royalties on future sales of tislelizumab in the licensed territory. BeiGene will be responsible for funding ongoing clinical trials of tislelizumab, Novartis has agreed to fund new registrational, bridging, or post-marketing studies in its territory, and each party will be responsible for funding clinical trials evaluating tislelizumab in combination with its own or third-party agents. Each party retains worldwide rights to commercialize its proprietary products in combination with tislelizumab.

About Tislelizumab

Tislelizumab is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcγR on macrophages. In pre-clinical studies, binding to FcγR on macrophages has been shown to compromise the anti-tumor activity of PD-1 antibodies through activation of antibody-dependent macrophage-mediated killing of T effector cells. Tislelizumab is the first medicine from BeiGene’s immuno-oncology biologics program and is being developed globally as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers.

Tislelizumab has received conditional approval in China as a treatment for patients with cHL who received at least two prior therapies, and for patients with locally advanced or metastatic UC with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. Complete approval for these indications may be contingent upon results from ongoing randomized, controlled confirmatory clinical trials. Tislelizumab has also received full approval in China as a first-line treatment for patients with advanced squamous NSCLC in combination with chemotherapy.

In addition, two supplemental new drug applications (sNDAs) for tislelizumab have been accepted in China and are under review -- for first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy, and for previously treated unresectable hepatocellular carcinoma (HCC).

Tislelizumab is not approved for use outside of China.

About the Tislelizumab Clinical Program

The following 15 potentially registration-enabling clinical trials are being conducted in China and globally:
•Phase 3 trial comparing tislelizumab to salvage chemotherapy in patients with relapsed/refractory classical Hodgkin Lymphoma (NCT04486391);

•Phase 3 trial in patients with locally advanced or metastatic urothelial carcinoma (NCT03967977);

•Phase 3 trial comparing tislelizumab with docetaxel in the second- or third-line setting in patients with NSCLC (NCT03358875);

•Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced squamous NSCLC (NCT03594747);

•Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced non-squamous NSCLC (NCT03663205);

•Phase 3 trial of tislelizumab in combination with platinum-based doublet chemotherapy as neoadjuvant treatment for patients with NSCLC (NCT04379635);

•Phase 3 trial of tislelizumab combined with platinum and etoposide versus placebo combined with platinum and etoposide in patients with extensive-stage small cell lung cancer (NCT04005716);

•Phase 3 trial comparing tislelizumab with sorafenib as first-line treatment for patients with hepatocellular carcinoma (HCC; NCT03412773);

•Phase 2 trial in patients with previously treated unresectable HCC (NCT03419897);

•Phase 3 trial comparing tislelizumab with chemotherapy as second-line treatment for patients with advanced esophageal squamous cell carcinoma (ESCC; NCT03430843);

•Phase 3 trial of tislelizumab in combination with chemotherapy as first-line treatment for patients with ESCC (NCT03783442);

•Phase 3 trial of tislelizumab versus placebo in combination with chemoradiotherapy in patients with localized ESCC (NCT03957590);

•Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment for patients with gastric cancer (NCT03777657);

•Phase 2 trial in patients with MSI-H/dMMR solid tumors (NCT03736889); and

•Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment in patients with nasopharyngeal cancer (NCT03924986).

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our

5,400+ employees around the world are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology medicines: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market additional oncology products in China licensed from Amgen Inc.; Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company; and EUSA Pharma; and have entered a collaboration with Novartis Pharma AG for Novartis to develop and commercialize tislelizumab in North America, Europe and Japan. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the further advancement of, and anticipated clinical development, regulatory milestones, and commercialization of tislelizumab; and the parties’ plans and the potential benefits of the collaboration with Novartis. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; and the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent annual report on Form 10-K, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

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Craig West	Liza Heapes or Vivian Ni
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